EXHIBIT 99.8

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 of PennantPark Investment Corporation of our report dated March 30, 2022 relating to the consolidated financial statements of PT Network Intermediate Holdings, LLC as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, which appear in this Annual Report on Form 10-K.

/s/ Dixon Hughes Goodman LLP

Tampa, Florida

March 30, 2022